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                                                                   Exhibit 10.11


                              AMENDED AND RESTATED

                             2002 STOCK OPTION PLAN
                                       OF
                        ENDURANCE SPECIALTY HOLDINGS LTD.

1.    Purpose

The purpose of the Amended and Restated 2002 Stock Option Plan (the "Plan") of Endurance Specialty Holdings Ltd. (the "Company") is to provide a means through which the Company and the Subsidiaries, as applicable, may attract able persons to enter and remain in the employ of the Company and the Subsidiaries, and to provide a means whereby those employees upon whom the responsibilities of the successful administration and management of the Company and the Subsidiaries rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain Ordinary Share ownership, thereby strengthening their commitment to the welfare of the Company and the Subsidiaries, and promoting an identity of interest between the Company's shareholders and such employees. As used herein with reference to the employment of a Participant, the term "Company" shall include the Subsidiaries, as applicable.

2.    Definitions

The following definitions shall be applicable throughout the Plan.

      (a) "Agreement" means the written agreement between the Company and a Participant evidencing an Incentive Award.

      (b) "Board" means the Board of Directors of the Company.

      (c) "Cause" means the definition of such term in a Participant's employment agreement with the Company, including such terms as Serious Misconduct and Repeated Misconduct, without regard to whether such employment agreement has expired, or in the absence of such an agreement or definition therein, (1) any refusal by the Participant to perform the Participant's employment duties or to perform specific directives of the Board, the Company's Chief Executive Officer or the Participant's direct supervisor which are consistent with the scope and nature of the Participant's duties and responsibilities; (2) any intentional act of fraud, embezzlement or theft by the Participant in connection with the Participant's duties or in the course of the Participant's employment with the Company or any prior employment, or the Participant's admission or conviction of a felony or of any crime involving moral turpitude, fraud, embezzlement or theft; (3) any breach by the Participant of any Non-Competition Obligation; (4) any violation by the Participant of any statutory or common law duty of loyalty to the Company or any Subsidiary; (5) any other action or omission by the Participant which is considered to be serious misconduct under The Employment Act 2000; (6) any substandard performance of the Participant and, within six months of the date the Participant receives from the Board, the Company's Chief Executive Officer or the Participant's director supervisor a written warning thereof, repetition of such substandard performance; and (7) any other action or omission by the Participant which is considered to be misconduct under The Employment Act 2000 and, within six months of the date the Participant receives from the Board, the Company's
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Chief Executive Officer or the Participant's direct supervisor a written warning thereof, repetition of such action or omission.

      (d) "Change in Control" means any of the following:

            (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of either (i) the then outstanding Ordinary Shares of the Company (the "Outstanding Ordinary Shares") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors pursuant to the Bye-Laws of the Company (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition of Change in Control; provided, further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 50% or more of the Outstanding Ordinary Shares or 50% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional Outstanding Ordinary Shares or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

            (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided, further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

            (3) the consummation of a reorganization, amalgamation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the


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      beneficial owners, respectively, of the Outstanding Ordinary Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Ordinary Shares and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 50% or more of the Outstanding Ordinary Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

            (4) the consummation of a plan of complete liquidation or dissolution of the Company.

      (e) "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

      (f) "Committee" means the Compensation Committee of the Board or any subcommittee thereof.

      (g) "Disability" means the definition of such term in a Participant's employment agreement with the Company without regard to whether the term of such employment agreement has expired, or in the absence of such agreement or definition therein, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed when such disability commenced, as determined by the Board based upon medical evidence acceptable to it.

      (h) "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time.

      (i) "Fair Market Value" of an Ordinary Share means, as of any date when the Ordinary Shares are quoted on The Nasdaq Stock Market, Inc. ("Nasdaq") or listed on one or more national securities exchanges, the mean of the highest and lowest sales price reported on Nasdaq or the closing sales price on the principal national securities exchange on which such Ordinary Shares are listed and traded for such date. If the day is not a business day, and as a


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result, the preceding sentence next above is inapplicable, the Fair Market Value of an Ordinary Share shall be determined as of the next earlier business day. If the Ordinary Shares are not quoted on Nasdaq or listed on such an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board to be the fair market value of the Ordinary Shares based upon a good faith attempt to value the Ordinary Shares accurately.

      (j) "Incentive Award" means any Option, Tandem SAR, Stand-Alone SAR, Restricted Shares, Phantom Shares, Share Bonus or Other Award granted pursuant to the terms of the Plan.

      (k) "ISO" means an "incentive stock option" within the meaning of Section 422 of the Code.

      (l) "Issue Date" means the date established by the Company on which certificates representing Restricted Shares shall be issued by the Company pursuant to the terms of Section 10(e).

      (m) "Non-Competition Obligation" means any non-competition, nonsolicitation and similar obligations set forth in a Participant's employment agreement with the Company (without regard to whether such employment agreement has expired), or in any other agreement between the Participant and the Company or any Subsidiary, or in the absence of such an employment agreement or other agreement, or obligations therein, the obligation of each Participant, in consideration of the receipt of Incentive Awards hereunder, during the term of such Participant's employment with the Company (except in accordance with his duties as an employee of the Company) and for the one year period commencing on the termination of such Participant's employment, not to directly or indirectly, whether as an employee, consultant, independent contractor, partner, joint venturer or otherwise, (A) engage in any business activities reasonably determined by the Board to be competitive, to a material extent, with any substantial type or kind of business activities conducted by the Company or any Subsidiary at the time of such termination; (B) on behalf of any person or entity engaged in business activities competitive with the business activities of the Company or any Subsidiary, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or as agent of, the Company or any Subsidiary to terminate such person's employment or agency, as the case may be, with the Company or the Subsidiary, (C) divert, or attempt to divert, any person, concern, or entity from doing business with the Company or any Subsidiary, or attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company or any Subsidiary; or (D) in any manner induce or attempt to induce any employee of the Company or any Subsidiary to terminate or abandon his or her employment for any purpose whatsoever.

      (n) "NQSO" means an Option which is not an ISO.

      (o) "Option" means an option to purchase Ordinary Shares, which may be either an ISO or a NQSO.

      (p) "Ordinary Shares" means the ordinary shares of the Company, par value U.S. $1.00 per share.


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      (q) "Other Award" shall mean an award granted pursuant to Section 13 hereof.

      (r) "Partial Exercise" shall mean an exercise of an Incentive Award for less than the full extent permitted at the time of such exercise.

      (s) "Participant" means an employee of the Company or any Subsidiary who has been granted one or more Incentive Awards pursuant to the Plan.

      (t) "Phantom Share" shall mean the right, granted pursuant to Section 11, to receive in cash or Ordinary Shares the Fair Market Value of an Ordinary Share.

      (u) "Plan" means the Amended and Restated 2002 Stock Option Plan of Endurance Specialty Holdings Ltd.

      (v) "Qualified Public Offering" shall have the meaning given such term in the Shareholders Agreement.

      (w) "Reload Options" means Options granted pursuant to Section 7(b) hereof.

      (x) "Restricted Share" shall mean an Ordinary Share which is granted pursuant to the terms of Section 10 hereof and which is subject to the restrictions set forth in Section 10(c).

      (y) "SEC" shall mean the U.S. Securities and Exchange Commission.

      (z) "Shareholders Agreement" means that certain Shareholders Agreement dated as of the 22nd day of July, 2002, among the Company, Endurance Specialty Insurance Ltd. and the shareholders and warrant holders of the Company listed on Schedule A thereto.

      (aa) "Stand-Alone SAR" means a share appreciation right which is granted pursuant to Section 9 and which is not related to any Option.

      (bb) "Share Bonus" means a bonus payable in Ordinary Shares granted pursuant to Section 12.

      (cc) "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

      (dd) "Tandem SAR" means a share appreciation right which is granted pursuant to Section 8 and which is related to an Option.

      (ee) "Vesting Date" means the date established by the Board on which Restricted Shares or Phantom Shares may vest.

      (ff) "Without Cause" means any termination by the Company of the Participant's employment with the Company for reasons other than Cause or Disability, including circumstances where the Participant's employment agreement with the Company has expired and the Company does not offer to the Participant subsequent employment pursuant to a substantially


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similar employment agreement but instead requires the Participant to sign a release and a nonsolicitation agreement.

3.    Effective Date, Duration, Shares Reserved

      (a) The Plan shall be effective on the date of its adoption by the Board, subject to approval by the shareholders of the Company. In the event the Plan is so approved, it shall continue in effect for a period of ten years from such date, after which no Incentive Awards may be granted, provided that the expiration of the Plan shall not affect the obligations of the Company and Participants with respect to outstanding Incentive Awards.

      (b) Subject to adjustments pursuant to the provisions of Section 16 hereof, the maximum number of Ordinary Shares which may be issued or sold hereunder shall not exceed 4,986,975. Such Shares may be authorized but unissued Ordinary Shares or authorized and issued Ordinary Shares held in the Company's treasury. The grant of a Tandem SAR shall not reduce the number of Ordinary Shares with respect to which Incentive Awards may be granted pursuant to the Plan.

      (c) Any Ordinary Shares subject to an Incentive Award that remain unissued upon the cancellation, surrender, exchange or termination of such Incentive Award for any reason whatsoever and any Restricted Shares forfeited shall again become available for Incentive Awards; provided, however, upon the exercise of any Incentive Award granted in tandem with any other Incentive Award, such related Incentive Award shall be cancelled to the extent of the number of Ordinary Shares as to which the Incentive Award is exercised and such number of Ordinary Shares shall no longer be available for Incentive Awards under the Plan.

4.    Administration

      The Committee shall administer the Plan. Subject to the provisions of the Plan, the Committee shall have exclusive power to:

      (a) Select the Participants in the Plan;

      (b) Determine the number of Incentive Awards to be granted to each Participant;

      (c) Determine the time or times when Incentive Awards will be granted;

      (d) Determine the terms of each Incentive Award, including but not limited to, the vesting schedule, the type of Incentive Award and the terms for payment of the exercise price, if any;

      (e) Prescribe the form or forms of Agreements evidencing Incentive Awards; and

      (f) Determine, in its sole discretion and for any reason at any time, that any or all outstanding Incentive Awards shall become exercisable in part or in full.

      Subject to the provisions of the Plan, the Committee shall have the authority to interpret the Plan and to establish, adopt, or revise such rules and regulations and to make all such


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determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. Any determinations by the Committee with respect to the Plan and any Incentive Award granted hereunder shall be final and binding upon all parties. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

      No member of the Board shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under Bermuda law and the Bye-Laws of the Company) and hold harmless each member of the Board and each other employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member of the Board or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.    Eligibility

      Participants shall be limited to officers and employees of the Company or any Subsidiary who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to receive Incentive Awards under the Plan.

6.    Awards Under the Plan; Agreement.

      The Committee may grant Options, Tandem SARs, Stand-Alone SARs, Restricted Shares, Phantom Shares, Share Bonuses and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

      Each Incentive Award granted under the Plan (except an unconditional Share Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the Incentive Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.    Options

      (a) General. Options may be granted under the Plan from time to time as determined by the Committee. Subject to the provisions of the Plan, the Committee will determine the terms of Options to be granted. Options may be granted at an exercise price per Ordinary Share which is below, equal to or above Fair Market Value, as determined by the Committee in its sole discretion. Except as provided in Section 7(c)(ii) of the Plan, all Options granted under the Plan will have a maximum term of ten years from the date of grant, subject to earlier termination as provided in the Plan or in a Participant's Agreement.

      (b) Reload Options. (i) Reload Options may be granted from time to time by the Committee, in its sole discretion, in the event a Participant, while employed by the Company,


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exercises an Option by the delivery of Ordinary Shares which have been held by the Participant for a period of at least six months, or in the event a Participant's tax withholding obligations upon exercise of Options are satisfied by either the Participant delivering Ordinary Shares held by the Participant or the Company withholding Ordinary Shares, in each case with an aggregate Fair Market Value equal to the minimum tax withholding amount due thereon, as provided in Section 15(c) hereof. Such Reload Options shall entitle the Participant to purchase that number of Ordinary Shares equal to the number of Ordinary Shares so delivered to, or withheld by, the Company, provided that the total number of Ordinary Shares covered by Reload Options shall not exceed the number of Ordinary Shares subject to the original Option grant.

            (ii) The exercise price per Ordinary Share subject to Reload Options shall be the Fair Market Value of an Ordinary Share on the date such Reload Option is granted. The duration of such Reload Option shall not extend beyond ten years from the date of grant of the underlying Option to which the grant of the Reload Option relates. Reload Options shall be fully vested and exercisable on the date of grant. Other specific terms and conditions applicable to Reload Options granted under the Plan shall be determined by the Committee.

      (c) Special Provisions Applicable to ISOs. The following special provisions shall be applicable to ISOs granted under the Plan.

            (i) No ISOs shall be granted under the Plan after ten years from the earlier of (1) the date the Plan is adopted by the Board, or (2) the date the Plan is approved by the Company's shareholders.

            (ii) If an ISO shall be granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries, or any "parent corporation" of the Company within the meaning of Section 424(e) of the Code (a "Ten Percent Holder"), such ISO will have a maximum term of five years from the date of grant, subject to earlier termination as provided in the Plan or in a Participant's Agreement.

            (iii) If the aggregate fair market value of the Ordinary Shares with respect to which ISOs are exercisable for the first time by any Participant during a calendar year (under all plans of the Company and its parent corporations and Subsidiaries) exceeds the amount established by the Code (currently U.S. $100,000), such ISOs shall be treated, to the extent of such excess, as NQSOs. For purposes of the preceding sentence, the fair market value of the Ordinary Shares shall be based on the Fair Market Value per share, determined at the time the ISOs covering such shares were granted.

            (iv) The exercise price per Ordinary Share subject to an ISO may not be less than 100% of the Fair Market Value per share on the date the ISO is granted; provided, however, that the exercise price per Ordinary Share subject to an ISO granted to a Ten Percent Holder shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an ISO.


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8.    Tandem SARs.

      The Committee may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of Ordinary Shares less than or equal to the number of Ordinary Shares subject to the related Option. A Tandem SAR may be granted in connection with an Option only at the same time that such Option is granted; provided, however, that a Tandem SAR granted in connection with a NQSO may be granted subsequent to the time that such NQSO is granted.

      (a) Benefit Upon Exercise. The exercise of a Tandem SAR with respect to any number of Ordinary Shares shall entitle the Participant to a cash payment, for each such share, equal to the excess of (1) the Fair Market Value of an Ordinary Share on the exercise date over (2) the option exercise price of the related Option. Such payment shall be made as soon as practicable after the effective date of such exercise.

      (b) Term and Exercise of Tandem SAR.

(i) A Tandem SAR shall be exercisable only if and to the extent that its related Option is exercisable.

            (ii) The exercise of a Tandem SAR with respect to a number of Ordinary Shares shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of Ordinary Shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Section 8(b)(ii)), with respect to a number of Ordinary Shares shall cause the automatic and immediate cancellation of any related Tandem SARs to the extent of the number of Ordinary Shares subject to such Option which is so exercised, cancelled, terminated or expired.

            (iii) A Tandem SAR may be exercised for all or any portion of the Ordinary Shares as to which it is exercisable; provided, that no Partial Exercise of a Tandem SAR shall be with respect to less than 100 Ordinary Shares.

            (iv) No Tandem SAR shall be assignable or transferable otherwise than together with its related Option.

            (v) A Tandem SAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of Ordinary Shares with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option to which the Tandem SAR is related.

9.    Stand-Alone SARs.

      (a) Exercise Price. The exercise price per Ordinary Share of a Stand-Alone SAR shall be determined by the Committee at the time of grant.


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      (b) Benefit Upon Exercise. The exercise of a Stand-Alone SAR with respect to any number of Ordinary Shares shall entitle the Participant to a payment, for each such Ordinary Share, equal to the excess of (1) the Fair Market Value of an Ordinary Share on the exercise date over (2) the exercise price of the Stand-Alone SAR. Such payments shall be made as soon as practicable after such exercise, in cash and/or Ordinary Shares, as determined by the Committee.

      (c) Term and Exercise of Stand-Alone SARs.

            (i) Unless the applicable Agreement provides otherwise, a Stand-Alone SAR shall become cumulatively exercisable as to 20% of the Ordinary Shares covered thereby on the date of grant, with an additional 20% of such Stand-Alone SAR becoming cumulatively exercisable on each succeeding annual anniversary of the date of grant. The Committee shall determine the expiration date of each Stand-Alone SAR.

            (ii) A Stand-Alone SAR may be exercised for all or any portion of the Ordinary Shares as to which it is exercisable; provided, that no Partial Exercise of a Stand-Alone SAR shall be with respect to less than 100 Ordinary Shares.

            (iii) A Stand-Alone SAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of Ordinary Shares with respect to which the Stand-Alone SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant.

10.   Restricted Shares.

      (a) Issue Date and Vesting Date. At the time of the grant of Restricted Shares, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such Restricted Shares. The Committee may divide such Restricted Shares into classes and assign a different Issue Date and/or Vesting Date for each class. If the Participant is employed by the Company on an Issue Date (which may be the date of grant), the specified number of Restricted Shares shall be issued in accordance with the provisions of
Section 10(e). Provided that all conditions to the vesting of a Restricted Share imposed pursuant to Section 10(b) are satisfied, and except as provided in
Section 14, upon the occurrence of the Vesting Date with respect to a Restricted Share, such restricted Share shall vest and the restrictions of Section 10(c) shall lapse.

      (b) Conditions to Vesting. At the time of grant of Restricted Shares, the Committee may impose such restrictions or conditions to the vesting of such Restricted Shares as it, in its absolute discretion, deems appropriate.

      (c) Restrictions on Transfer Prior to Vesting. Prior to the vesting of a Restricted Share, no transfer of a Participant's rights with respect to such Restricted Share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such Restricted Share, and all of the rights related thereto, shall be forfeited by the Participant.


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      (d) Dividends on Restricted Shares. The Committee in its discretion may require that any dividends paid on Restricted Shares be held in escrow until all restrictions on such Restricted Shares have lapsed.

      (e) Issuance of Certificates.

            (i) Reasonably promptly after the Issue Date with respect to Restricted Shares, the Company shall cause to be issued a share certificate, registered in the name of the Participant to whom such Restricted Shares were granted, evidencing such Restricted Shares; provided that the Company shall not cause such a share certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such Restricted Shares. Each such share certificate shall bear the following legend:

            THE TRANSFERABILITY OF THIS CERTIFICATE AND THE ORDINARY SHARES REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE AMENDED AND RESTATED 2002 STOCK OPTION PLAN OF ENDURANCE SPECIALTY HOLDINGS LTD. AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND THE COMPANY. A COPY OF THE PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY, CROWN HOUSE, 4 PAR-LA-VILLE ROAD, HAMILTON HM 08, BERMUDA.

Such legend shall not be removed until such Restricted Shares vest pursuant to the terms hereof.

            (ii) Each certificate issued pursuant to this Section 10(e), together with the stock powers relating to the Restricted Shares evidenced by such certificate, shall be held by the Company unless the Committee determines otherwise.

      (f) Consequences of Vesting. Upon the vesting of a Restricted Share pursuant to the terms hereof, the restrictions of Section 10(c) shall lapse with respect to such Restricted Share. Reasonably promptly after a Restricted Share vests, the Company shall cause to be delivered to the Participant to whom such Restricted Shares were granted, a certificate evidencing such Restricted Share, free of the legend set forth in Section 10(e).

      (g) Special Provisions Regarding Restricted Shares. Notwithstanding anything to the contrary contained herein, Restricted Shares granted pursuant to this Section 10 may be based on the attainment by the Company of performance goals pre-established by the Committee, based on one or more of the following criteria: (1) return on total shareholder equity; (2) earnings per Ordinary Share; (3) net income (before or after taxes); (4) revenues; (5) return on assets; (6) strategic goals; (7) any combination of , or a specified increase in, any of the foregoing; and (8) such other criteria as the Committee may approve. Such Restricted Shares shall be released from restrictions only after the attainment of such performance measures has been certified by the Committee.

11.   Phantom Shares.

      (a) Vesting Date. At the time of the grant of Phantom Shares, the Committee shall establish a Vesting Date or Vesting Dates with respect to such Phantom Shares. The Committee may divide such Phantom Shares into classes and assign a differing Vesting Date for each class. Provided that all conditions to the vesting of a Phantom Share imposed pursuant to Section 11(c) are satisfied, and except as provided in
Section 14, upon the occurrence of the Vesting Date with respect to a Phantom Share, such Phantom Share shall vest.

      (b) Benefit Upon Vesting. Upon the vesting of a Phantom Share, the Participant shall be entitled to receive, within 30 days of the date on which such Phantom Share vests, an amount, in cash and/or Ordinary Shares, as determined by the Committee, equal to the sum of (1) the Fair Market Value of an Ordinary Share on the date on which such Phantom Share vests and (2) the aggregate amount of cash dividends paid with respect to an Ordinary Share during the period commencing on the date on which the Phantom Share was granted and terminating on the date on which such Phantom Share vests.

      (c) Conditions to Vesting. At the time of the grant of Phantom Shares, the Committee may impose such restrictions or conditions to the vesting of such Phantom Shares as it, in its absolute discretion, deems appropriate.

      (d) Special Provisions Regarding Phantom Shares. Notwithstanding anything to the contrary contained herein, the vesting of Phantom Shares granted pursuant to this Section 11 may be based on the attainment by the Company of one or more of the performance criteria set forth in Section 10(g) hereof . No payment in respect of any such Phantom Share award will be paid until the attainment of the respective performance measures have been certified by the Committee.

12.   Share Bonuses.

      In the event that the Committee grants a Share Bonus, a certificate for Ordinary Shares comprising such Share Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Share Bonus is payable.

13.   Other Awards.

      Other forms of Incentive Awards ("Other Awards") valued in whole or in part by reference to, or otherwise based on, Ordinary Shares may be granted either alone or in addition to other Incentive Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of Ordinary Shares to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

14.   Termination of Employment.

Except to the extent specifically provided otherwise in a Participant's Agreement, the following provisions shall apply to Incentive Awards upon a Participant's termination of employment with the Company.

      (a) In General. In the event a Participant's employment with the Company is terminated for Cause, all unvested Incentive Awards granted to the Participant shall be immediately forfeited. In the event of the termination of a Participant's employment with the Company, or in the event the Participant's employment agreement with the Company has expired and the Participant elects not to enter into a subsequent, substantially similar, employment agreement offered to the Participant by the Company, the Participant shall be able to exercise or receive any Incentive Awards which were vested as of the date of termination until and including the earlier to occur of (i) the date which is 90 days after the date of the termination of the Participant's employment and (ii) the date the Incentive Awards otherwise would expire.

      (b) Death or Disability. In the event a Participant's employment with the Company is terminated by reason of his or her death or Disability or if such Participant shall die or become subject to a Disability within 30 days of his or her termination of employment Without Cause, all Incentive Awards which have not vested as of the date of such termination shall continue to vest for a period of one year following the Participant's termination of employment in accordance with their vesting schedule, notwithstanding such termination of employment, and the Participant shall be able to exercise or receive any vested Incentive Awards until and including the earlier to occur of (i) the date which is one year after the date on which the Participant's termination of employment occurs, and (ii) the date the Incentive Awards otherwise would expire.

15.   General

      (a) Privileges of Share Ownership. No person shall be entitled to the privileges of share ownership in respect of Ordinary Shares which are subject to Incentive Awards until:

            (A) A share certificate representing the Ordinary Shares has actually been issued to that person in accordance with the terms of the Plan and the applicable Agreement;

            (B) prior to the occurrence of a Qualified Public Offering, such person has executed the Shareholders Agreement; and

            (C) the issue of such Ordinary Shares has been approved by the Bermuda Monetary Authority.

      (b) Government and other Regulations. The obligations of the Company under the Plan shall be subject to all applicable laws, rules, regulations and other governmental requirements.

      (c) Tax Withholding. The Company shall have the right to deduct from any payment to a Participant pursuant to the Plan any income or other taxes required by law to be withheld in respect thereof. It shall be a condition to the obligation of the Company to issue Ordinary Shares to a Participant upon the exercise of an Incentive Award by such Participant that such Participant (or any beneficiary or person entitled to exercise such Incentive Award) pay to the Company, upon demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold income or other taxes. In the event any such amount so requested is not paid, the Company may refuse to issue Ordinary Shares to such Participant upon the exercise by such Participant of an Incentive Award. Unless the Committee shall in its sole discretion determine otherwise, payment for taxes required to be withheld may be made in cash, or in whole or in part by an election by a Participant, in accordance with such rules as may be adopted by the Committee from time to time, (i) to have the Company withhold Ordinary Shares otherwise issuable upon exercise of an Incentive Award having a Fair Market Value equal to the minimum tax withholding liability and/or (ii) to tender to the Company Ordinary Shares held by such Participant having a Fair Market Value equal to the minimum tax withholding liability.

      (d) Payment of Exercise Price. The exercise price of Incentive Awards may be paid in cash or by such other means as may be approved by the Committee in its discretion; provided that any right to pay such exercise price by tendering Ordinary Shares shall be limited to shares which have been held by the Participant for at least six months.

      (e) Claim to Incentive Awards; Employment Rights. No officer, employee or other person shall have any claim or right to be granted Incentive Awards under the Plan nor, having been selected for the grant of Incentive Awards, to be selected for additional grants. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company.

      (f) Agreements. Each Participant to whom Incentive Awards are granted under the Plan shall be required to enter into a written Agreement authorized by the Committee in respect of such grant. The Committee may, in any such Agreement, prescribe terms and conditions governing the grant.

      (g) Payments to Persons other than Participants. If the Board shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Board so directs, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Board to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Board and the Company therefor.

      (h) Governing Law. (1) The Plan, each Incentive Award hereunder and the related agreement shall be governed by and construed in accordance with the laws of Bermuda without reference to the principles of conflicts of law thereof and the Company and any Participant accepting an Incentive Award hereunder submit to the non-exclusive jurisdiction of the courts of Bermuda in respect of matters arising hereunder.

            (2) All disputes, controversies or claims arising out of, relating to or in connection with the Plan, each Incentive Award hereunder and the related agreement, or the breach, termination or validity thereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the rules of the International Chamber of Commerce except as same may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Bermuda and it shall be conducted in the English language. The arbitration shall be conducted by one arbitrator who shall be selected by BIBA (Bermuda International Business Association), in the event that the parties fail to agree. The arbitral award shall be in writing, shall state reasons for the award, and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorneys fees and disbursements. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

      (i) Funding. No provision of the Plan shall require the Company for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

      (j) Nontransferability. Unless otherwise provided by the Committee, Incentive Awards granted under the Plan may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Participant's death, by will or the laws of descent and distribution. During a Participant's lifetime, Incentive Awards granted under the Plan may be exercised only by the Participant. Ordinary Shares acquired pursuant to the exercise or vesting of an Incentive Award granted hereunder shall not, in addition to any restrictions imposed by the Shareholders Agreement, Section 15(k) hereinbelow or by law, be transferable prior to a Qualified Public Offering without the Participant first offering to sell such Ordinary Shares to the Company (subject to Bermuda law), on no less than thirty
(30) days advance written notice, at the price for which the Participant has a bona fide offer from a third party to purchase such Ordinary Shares. The Company has no obligation to purchase the Ordinary Shares from the Participant. As used in this paragraph, "bona fide offer from a third party" means an agreement for the purchase of the Ordinary Shares, executed by the Participant and the third party, with completion subject only to the Company's right to repurchase under this subsection.

      (k) Restrictive Legends. The certificates evidencing Ordinary Shares issued under the Plan shall bear such restrictive legends as the Committee deems necessary to reflect transfer restrictions applicable thereto.

      (l) Relationship to other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided therein.

      (m) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries, as applicable.

      (n) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

16.   Changes in Capital Structure

      Incentive Awards under the Plan shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of Ordinary Shares or other consideration subject to such Incentive Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Ordinary Shares or in the capital structure of the Company, by reason of share dividends, share splits, recapitalizations, reorganizations, amalgamations, mergers, consolidations, combinations, exchanges, liquidations, spinoffs or other relevant changes in capitalization, or any distributions to holders of Ordinary Shares other than a regular cash dividend, occurring after the date of grant of any such Incentive Awards or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustment or substitution, the aggregate number and class of securities available under the Plan shall be appropriately adjusted, as determined by the Committee in its sole discretion. The decisions of the Committee regarding any such adjustment or substitution shall be final, binding and conclusive on all parties.

17.   Effect of Change in Control

      (a) Notwithstanding any provision in this Plan or any agreement relating to an Incentive Award, in the event of a Change in Control as defined in paragraph (3) or (4) of Section 2(d) hereof in connection with which the holders of Ordinary Shares receive shares of common stock that are registered under
Section 12 of the Exchange Act, all outstanding Incentive Awards shall immediately become exercisable in full and there shall be substituted for each Ordinary Share available under this Plan, whether or not then subject to an outstanding Incentive Award, the number and class of shares into which each outstanding Ordinary Share shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase or exercise price per share, if any, of each Incentive Award shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made without an increase in the aggregate purchase or exercise price, if any.

      (b) Notwithstanding any provision in this Plan or any Agreement relating to an Incentive Award, in the event of a Change in Control as defined in paragraph (1) or (2) of Section 2(d) hereof, or in the event of a Change in Control as defined in paragraph (3) or (4) of Section 2(d) hereof in connection with which the holders of Ordinary Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding Incentive Award shall be surrendered to the Company by the holder thereof, and each such Incentive Award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to the number of Ordinary Shares then subject to such Incentive Award, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to shareholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of an Ordinary Share on the date of occurrence of the Change in Control, over the purchase or exercise price, if any, per Ordinary Share subject to the Incentive Award.

18.   Nonexclusivity of the Plan

      The adoption of this Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity incentive awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

19.   Amendments and Termination

      The Board may at any time terminate the Plan. With the express written consent of an individual Participant, the Committee may cancel or reduce or otherwise alter the Participant's outstanding Incentive Awards. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part. Notwithstanding anything herein which could be deemed to be to the contrary, the Board may not take any action, including any amendment or termination of the Plan, which shall impair to any extent the rights of a Participant in respect of Incentive Awards previously granted to a Participant without the written consent of such Participant. Except as provided in Section 16, the Board may not, without approval of the shareholders of the Company, increase the aggregate number of Ordinary Shares issuable under the Plan.

20.   Non-Competition Obligations

      Each Participant, as condition of, and in consideration of, the granting of an Incentive Award, shall expressly agree to be bound by a Non-Competition Obligation.